Exhibit 10.1

AMENDMENT TO THE GENERAL AND ADMINISTRATIVE

SERVICES AND PRODUCT OFFTAKE AGREEMENT

THIS AMENDMENT TO THE GENERAL AND ADMINISTRATIVE SERVICES AND PRODUCT OFFTAKE AGREEMENT (the “Agreement”) is entered into on September 28, 2010 by and between CF INDUSTRIES, INC., a Delaware corporation (“CF Industries”), TERRA INDUSTRIES INC., a Maryland corporation (“Terra”), TERRA NITROGEN GP INC., a Delaware corporation (the “General Partner”) and TERRA NITROGEN COMPANY, L.P., a Delaware limited partnership (the “Partnership”).

R E C I T A L S

WHEREAS, Terra and the General Partner are parties to that certain Amended and Restated General and Administrative Services Agreement Regarding Services By Terra Industries Inc., dated as of October 23, 2007 (the “Terra Services Agreement”).

WHEREAS, following CF Industries’ acquisition of Terra in April 2010, CF Industries and other entities that directly or indirectly control, are controlled by or are under common control with CF Industries (“Affiliates”) own approximately 75.3% of the Partnership’s outstanding units.

WHEREAS, the Partnership is engaged in producing nitrogen fertilizer products at its Verdigris, Oklahoma facility (“Verdigris”).

WHEREAS, the business of the Partnership is similar to that of CF Industries, and CF Industries and the General Partner desire that CF Industries (or an Affiliate of CF Industries) provide certain general and administrative services to the General Partner and the Partnership.

WHEREAS, CF Industries and/or one of its Affiliates is able to provide such services to the General Partner and the Partnership.

WHEREAS, in order to facilitate the efficient sale and distribution of the (i) nitrogen fertilizer products and (ii) byproducts that CF Industries agrees in writing to purchase from time to time, in each case, produced at Verdigris (the “Product”), CF Industries desires to purchase from the Partnership, and the Partnership desires to sell to CF Industries, all of the Product.

WHEREAS, the parties desire by their execution of this Agreement to evidence their understanding concerning the provision of certain such services and the purchase and sale of such Product.

WHEREAS, this Agreement amends and, effective as of the Effective Date, annuls and supersedes the Terra Services Agreement.

THEREFORE, in consideration of the premises and covenants, conditions, and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Term.  Subject to the terms hereof, the term of this Agreement shall be from the Effective Date and extending for a period of one (1) year.  Thereafter, the term shall be automatically extended for successive periods of one (1) year each, unless terminated by any party hereto at the end of such one (1) year period upon at least ninety (90) days’ prior written notice to the other.

2.                                       Services.  During the term hereof, in exchange for the payment described in Section 4, CF Industries agrees to provide, or cause one of its Affiliates to provide, to the General Partner and, as directed by the General Partner, to the Partnership certain general and administrative services (the “Services”) in accordance with the terms of this Agreement.  At its election, CF Industries may cause one or more of its Affiliates or third-party contractors (foreign or domestic) to provide the Services called for by this Agreement; provided, however, that CF Industries shall remain responsible for the provision of the Services in accordance with this Agreement.  The Services provided hereunder shall be those described on Exhibit A attached hereto, which is incorporated herein by reference.

3.                                       Quality of Service.  The parties agree that the Services to be provided hereunder shall be of the same general quality as services provided by Terra under the Terra Services Agreement.  If the General Partner decides to use a Service described on Exhibit A that has been caused by CF Industries to be provided by a third-party provider (“Outsourced”) which is not an Affiliate of CF Industries, the parties hereto agree that such Service will be of a quality provided for in the agreement between CF Industries and the third-party provider.  CF Industries alone may determine whether or not to Outsource a Service.  In general, CF Industries will use the same standards it would use for itself or its other Affiliates in determining whether or not to Outsource a Service.

4.                                       Payment for Services.  In consideration for the performance of the Services by CF Industries, the General Partner or the Partnership, in accordance with the following provisions, shall (i) reimburse CF Industries for all direct expenses actually incurred by CF Industries or its Affiliates relating to the Services provided hereunder to the General Partner or the Partnership (“Direct Charges”) and (ii) pay CF Industries a $3,500,000 quarterly fee (the “Quarterly Fee” and together with Direct Charges, “Charges”).  The Quarterly Fee shall be subject to change on each anniversary of the Effective Date based on the total percentage change, if any, in the Producer Price Index over the immediately preceding twelve month period.  For purposes of this Section 4, Producer Price Index means the Producer Price Index for Finished Goods published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto, appropriately adjusted.  If the Producer Price Index ceases to be published, and there is no successor thereto, such other index as CF Industries may reasonably select shall be substituted for the Producer Price Index.

5.                                       Invoicing for Services.  The General Partner, on behalf of the Partnership, shall be charged periodically for Direct Charges and the Quarterly Fee.  The General Partner shall pay, or cause the Partnership to pay, to CF Industries the Charges no later that fifteen (15) business days after the date of such Charge.  Supporting documentation for Direct Charges, prepared by CF Industries, shall be available for review by the General Partner upon request.

6.                                       Role of General Partner relating to Services.  The General Partner shall not request performance of any Services for the benefit of any entity other than for itself or for the Partnership.  The General Partner represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions furnished from time to time by CF Industries.  CF Industries and its Affiliates reserve the right to take all actions, including termination of any particular Services, that they may reasonably believe to be necessary to assure compliance with applicable laws and regulations.  CF Industries will notify the General Partner of the reasons for any such termination of Services.

7.                                       Termination of Terra Services Agreement.  The parties hereby agree that the Terra Services Agreement is terminated.

8.                                       Product Offtake.  During the term hereof, at the purchase prices described in Section 9, CF Industries shall purchase, or cause one or more of its Affiliates to purchase, from the Partnership, and the Partnership shall sell to CF Industries, or one or more of its Affiliates, as designated by CF Industries, one hundred percent (100%) of the Product in accordance with the terms of this Agreement.  CF Industries and the Partnership shall cooperate as to the scheduling of all purchases of Product hereunder.  Title to all Product and risk of loss shall pass to CF Industries or one or more of its Affiliates, as applicable, at the time the Product is loaded onto the railcar, barge or other applicable transport for such Product (or, in the case of Product shipped by pipeline, at the time the Product passes the flange at Partnership’s connection to such pipeline at Verdigris).

9.                                       Product Pricing.  The purchase price for each type of Product (the “Purchase Price”) shall be determined on a monthly basis and shall be equal to the volume weighted average net invoice price (less any shipping, railcar, barge or other transportation costs, and after any discounts, rebates and other incentives) for Third Party Sales of such type of Product during such month.  A “Third Party Sale” shall be any sale of Product by CF Industries to a customer (other than CF Industries or an Affiliate of CF Industries) directly from Verdigris and not from another warehouse, storage or terminal facility.  CF Industries shall calculate the Purchase Price not later than fifteen (15) business days after the end of each calendar month based on the relevant sales information for such month.  If there are no Third Party Sales of a type of Product during a calendar month, then the Purchase Price for such type of Product for such month shall be equal to the immediately preceding month’s Purchase Price.

10.                                 Payments for Product.  CF Industries shall pay, or cause one or more of its Affiliates to pay, to the Partnership an amount equal to the Partnership’s estimated cost of the Product, excluding the impact of hedging gains or losses (the “Initial Payment”), not later than fifteen (15) business days after title and risk of loss for such Product passed to CF Industries, or one or more of its Affiliates, as applicable, in accordance with Section 8.  Not later than sixteen (16) business days after the end of each calendar month, CF Industries shall pay, or cause one or more of its Affiliates to pay, to the Partnership or the Partnership shall reimburse CF Industries, as the case may be, the difference, if any, between (i) the aggregate Purchase Price for Product sold during such month and (ii) the sum of all Initial Payments made with respect to such Product.  The General Partner shall have the right, at its expense and from time to time upon reasonable prior notice to CF Industries, but no more frequently than once during each calendar year, to retain an independent certified public accountant to examine the relevant section of the sales records of CF Industries and any of its Affiliates that purchased the Product covering the then current calendar year to verify compliance with obligations of CF Industries as set forth in Section 9 and Section 10 of this Agreement.

11.                                 Limited Warranty; Limitation of Liability.

(a)                                  For Services.  CF INDUSTRIES REPRESENTS THAT THE SERVICES PROVIDED HEREUNDER SHALL BE PROVIDED WITH REASONABLE DILIGENCE.  EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, CF INDUSTRIES MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED HEREUNDER.  FURTHERMORE, NO PARTY HERETO MAY RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO CF INDUSTRIES BY ANY PARTY PERFORMING SERVICES ON BEHALF OF CF INDUSTRIES OR ITS AFFILIATES HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WRITTEN WARRANTY TO THE GENERAL PARTNER.  THE GENERAL PARTNER AGREES THAT THE REMUNERATION TO BE PAID TO CF INDUSTRIES AND ITS AFFILIATES HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS DISCLAIMER OF WARRANTIES AND THE LIMITATION OF LIABILITY SET FORTH BELOW.

(b)                                 For Products.  THE PARTNERSHIP REPRESENTS THAT THE PRODUCT PROVIDED HEREUNDER SHALL (I) CONFORM TO SUPPLIER’S PRODUCT SPECIFICATION SHEETS IN EFFECT AT THE TIME OF SALE, (II) BE DELIVERED FREE AND CLEAR OF ALL LIENS, CLAIMS, SECURITY INTERESTS, ENCUMBRANCES OR OTHER AGREEMENTS THAT CREATE AN INTEREST IN OR ENCUMBRANCE ON THE PRODUCT BY ANY THIRD PARTY AND (III) COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS AND ORDINANCES APPLICABLE TO THE MANUFACTURE, SALE AND TRANSPORTATION OF PRODUCT.  EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, THE PARTNERHIP MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS SOLD HEREUNDER.

(c)                                  General.  IN NO EVENT SHALL ANY PARTY HERETO, THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON OR ENTITY BE

LIABLE FOR ANY PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM ANY BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF SUCH PARTY OR ITS AFFILIATE OR OTHER PERSON, OR WHETHER SUCH PARTY OR ITS AFFILIATE OR OTHER PERSON IS WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT.

12.                                 Force Majeure.  No party shall be liable for any failure or delay in performance of any provision of this Agreement (other than to make payment due hereunder) if such failure is due to circumstances beyond its control (an “Event of Force Majeure”), including, but not limited to, any requisition by any government authority, act of war, terrorism, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, pandemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party, provided that such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect.  The party affected by an Event of Force Majeure shall give prompt notice thereof to the other parties hereto and each party shall use good faith efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure.

13.                                 Severability.  In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

14.                                 Relationship of the Parties.  In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party.  Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party as a result of this Agreement.  Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

15.                                 Assignment.  No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties.

16.                                 Confidentiality.  The General Partner and the Partnership shall keep and hold, and shall cause their officers, employees and other agents (including those of the Partnership) to keep and hold, in strictest confidence, all confidential and/or proprietary information respecting, or in any way related to CF Industries and its Affiliates, and/or the business, operations, financial results and affairs of CF Industries and its Affiliates, whenever and however learned unless such confidential and/or proprietary information (i) becomes generally available to the public, provided this occurs by means other than the breach of this Section 16, (ii) was available on a non-confidential basis to the General Partner or the Partnership prior to its disclosure by CF Industries, (iii) becomes available to the General Partner or the Partnership on a non-confidential basis from a source other than CF Industries, provided that such source is not a party to a confidentiality agreement concerning such information, or (iv) is required to be disclosed pursuant to law or regulation.  The provisions of this Section 16 shall survive for one (1) year any expiration or earlier termination of this Agreement.

17.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties relating to the performance of the Services and offtake of the Product.  All prior or contemporaneous written or oral agreements are merged herein.

18.                                 Choice of Law.  This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

19.                                 Amendment or Modification.  This Agreement may be amended or modified from time to time only by a written amendment signed by the parties hereto.

20.                                 Notices.  Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called “Notice”) shall be in writing and delivered personally or mailed, postage prepaid, or by overnight courier or telecopier, as follows:

If to CF Industries or Terra:	CF Industries Holdings, Inc.
4 Parkway North, Suite 400
Deerfield, Illinois 60015
Attention: General Counsel
Telecopier: (847) 267-1004

If to the General Partner	Terra Nitrogen GP Inc.
or the Partnership:	c/o CF Industries Holdings, Inc.
4 Parkway North, Suite 400
Deerfield, Illinois 60015
Attention: General Counsel
Telecopier: (847) 267-1004

Notice given by personal delivery, mail or overnight courier shall be effective upon actual receipt by the person to whom addressed.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning or the recipient’s next business day after receipt if not received during normal business hours.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

21.                                 Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each party signatory hereto agrees to execute and deliver such additional documents and instruments and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement.

22.                                 No Third-Party Beneficiary.  The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Person shall have the right, separate and apart from the parties hereto, to enforce any provisions of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

23.                                 Mediation.  The parties agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement that may arise between the parties.  If the dispute cannot be resolved promptly by negotiation, then any party may give the applicable other party or parties written notice that the dispute should be submitted to mediation.  Promptly thereafter, a mutually acceptable mediator shall be chosen by the parties, who shall share the cost of mediation services equally as between CF Industries on the one hand and the General Partner and the Partnership on the other hand.  If the dispute has not been resolved by mediation within ninety (90) days after the date of written notice requesting mediation, then any party may initiate litigation and pursue any and all remedies at law or at equity to which such party is entitled.

24.                                 Effective Date.  Except as set forth in this Section 24, this Agreement shall not be effective until such later date as the parties specify in writing to be the effective date (the “Effective Date”).  Prior to the Effective Date, the Terra Services Agreement shall remain in full force and effect with the following amendments and modifications, each of which shall be effective as of July 1, 2010: (i) all rights and obligations under the Terra Services Agreement are hereby assigned to CF Industries and CF Industries hereby assumes all such rights and obligations and (ii) Sections 4 and 5 of the Terra Services Agreement are hereby amended and restated in their entirety by Sections 4 and 5 of this Agreement.

THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.

CF INDUSTRIES, INC.

By:	/s/ Stephen R. Wilson
Name: Stephen R. Wilson
Title: President & Chief Executive Officer

TERRA NITROGEN GP INC.

By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President, General Counsel, and Corporate Secretary

TERRA NITROGEN COMPANY, L.P.

By: TERRA NITROGEN GP INC.
(its General Partner)

By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President, General Counsel, and Corporate Secretary

TERRA INDUSTRIES INC.

By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President, General Counsel, and Corporate Secretary

Exhibit A

The Services shall consist of Supply, Logistics, Distribution, Operations Planning, Sales and Marketing, Corporate Administration, Corporate Development, Legal, Human Resources, Payroll, Finance, Accounting, Tax, Internal Audit, Investor Relations, Risk Management, Treasury, Information Technology and Office Operations. These functions represent general services and may be known by different department names or by names that change from time to time.

In addition to the Services, for which the General Partner and the Partnership shall pay CF Industries in accordance with Section 4, the Partnership shall also pay directly (or at CF Industries’ election, reimburse CF Industries as Direct Charges for) all costs and expenses related to the ownership and operation of the business of the Partnership and General Partner, including, without limitation, all costs associated with (A) the board of directors and corporate governance matters of the General Partner or the Partnership, (B) the United States Internal Revenue Service Schedule K-1 and other tax matters of the General Partner or the Partnership, (C) the audit services of the General Partner or the Partnership, (D) securities and other financial filings made on behalf of the General Partner or the Partnership, (E) professional services of outside third-parties that are performed solely for the benefit of the General Partner or the Partnership and (F) the financing arrangements of the General Partner or the Partnership.